UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2018 (September 14, 2018)

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-33892

Delaware	26-0303916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐             Emerging growth company

☐            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2018, AMC Entertainment Holdings, Inc. (the “Company” or “AMC”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Alpine, L.P., an affiliate of Silver Lake Group, L.L.C. (“Silver Lake”), relating to the issuance to Silver Lake (or its designated affiliates) of $600 million principal amount of 2.95% convertible senior unsecured notes due 2024 (the “Notes”) for a purchase price equal to 100% of the principal amount, subject to certain adjustments for expense reimbursement.

The Notes and the Indenture.

The Notes are governed by an indenture (the “Indenture”) among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, and bear interest at a rate of 2.95% per annum, payable semiannually in arrears on September 15 and March 15 of each year, commencing March 15, 2019. The Notes will mature on September 15, 2024, subject to earlier conversion by the holders thereof, repurchase by the Company or redemption by the Company. Upon maturity, the $600.0 million principal amount of the Notes will be payable in cash.

Upon conversion by a holder thereof, the Company shall deliver at its election, either cash, shares of the Company’s Class A common stock (the “Class A Common Stock”) or a combination of cash and shares of the Company’s Class A Common Stock at a conversion rate of 52.7704 per $1,000 principal amount of the Notes (which represents an initial conversion price of $20.50 per share minus the amount of the Special Dividend (as defined below)), in each case subject to customary anti-dilution adjustments. In addition to typical anti-dilution adjustments, in the event that the then-applicable conversion price is greater than 120% of the average of the volume-weighted average price of the Company’s Class A Common Stock for the ten days prior to the second anniversary of issuance (the “Reset Conversion Price”),  the conversion price for the Notes is subject to a reset provision that would adjust the conversion price downward to such Reset Conversion Price. However, this conversion price reset provision is subject to a conversion price floor such that the shares of the Company’s Class A Common Stock issuable upon conversion would not exceed 30% of the Company’s then outstanding fully-diluted share capital. In addition, a trigger of the reset provision would result in certain shares of the Company’s Class B common stock (the “Class B Common Stock”) held by Wanda America Entertainment, Inc., the Company’s controlling stockholder, and its affiliates becoming subject to forfeiture and cancellation by the Company pursuant to the Stock Repurchase Agreement (as defined below). Additionally, the conversion rate will be adjusted if any cash dividend or distribution is made to all or substantially all holders of the Company’s common stock (other than the Special Dividend and a regular, quarterly cash dividend that does not exceed $0.20 per share until the second anniversary of issuance and $0.10 per share thereafter). Any Notes that are converted in connection with a Make-Whole Fundamental Change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate.

The Company has the option to redeem the Notes for cash on or after the fifth anniversary of issuance at par if the price for the Company’s Class A Common Stock is equal to or greater than 150% of the then applicable conversion price for 20 or more trading days out of a consecutive 30 day trading period (including the final three trading days) and also may have the option to redeem the Notes if the reset provision described above is triggered at a redemption price in cash that would result in the noteholders realizing a 15% IRR from the date of issuance regardless of when any particular noteholder acquired its Notes.

With certain exceptions, upon a change of control of the Company or if the Company’s Class A Common Stock is not listed for trading on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, the holders of the Notes may require that the Company repurchase in cash all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued and unpaid interest up to, but excluding, the date of repurchase. The Indenture includes restrictive covenants that, subject to specified exceptions and parameters, limit the ability of the Company to incur additional debt and limit the ability of the Company to incur liens with respect to the Company’s senior subordinated notes or any debt incurred to refinance the Company’s senior subordinated notes. The Indenture also includes customary events of default, which may result in the acceleration of the maturity of the Notes under the Indenture.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture, including the form of Note, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Investment Agreement

Board Representation

Pursuant to the Investment Agreement, as long as Silver Lake and its affiliates beneficially own at least 20% (or, if Silver Lake syndicates an aggregate principal amount of Notes equal to or in excess of $75 million, then 25%) of the outstanding common stock of the Company beneficially owned by them immediately following the closing contemplated by the Investment Agreement and any such syndication, assuming the conversion of the Notes on a full physical basis into the Company’s Class A Common Stock and excluding any shares beneficially owned other than as a result of the Notes or the conversion thereof or pursuant to the exercise of any Participation Rights (as defined below) under the Investment Agreement, Silver Lake will have the right to nominate a Silver Lake managing director as a Class III director on the Company’s Board of Directors (the “Board”) who will serve on all committees of the Board (to the extent permitted pursuant to the independence requirements under applicable laws).  In connection with the foregoing, Lee Wittlinger, Managing Director of Silver Lake, has been appointed to the Board.

Additionally, for so long as Silver Lake has the right to nominate an individual to the Board, Silver Lake will be entitled to appoint a Board observer who will observe Board meetings and receive copies of all Board materials. In addition, Silver Lake will assist the

Company with identifying a current or former executive in the technology, media, telecommunications or similar industry to serve as an independent director on the Board, with such director selection to be subject to approvals by the Board and Nominating and Corporate Governance Committee of the Board.

Standstill Obligations

Silver Lake and certain of its affiliates will be subject to certain standstill obligations until the later of (i) the date that is nine months following such time as Silver Lake no longer has a representative, and no longer has rights to have a representative, on the Board and (ii)  the three-year anniversary of the closing (such period, the “Standstill Period”). During the Standstill Period, Silver Lake and such affiliates will not, among other things and subject to specified exceptions (a) acquire any securities of the Company if, immediately after such acquisition, Silver Lake, together with certain of its affiliates, would beneficially own more than 27.5% of the then outstanding common stock of the Company; (b) participate in any solicitation of proxies; or (c) form, join or participate in any group (as defined in Section 13(d)(3) of the Securities Exchange  Act of 1934, as amended).  Any purchases of securities of the Company pursuant to Silver Lake’s Participation Rights under the Investment Agreement or pursuant to the ROFR Agreement (both as defined below) will also be exempt from these standstill obligations. The Standstill Period will terminate early upon the effective date of a change of control of the Company or, if earlier, 90 days after such date that Silver Lake and certain of its affiliates cease to beneficially own any Notes or shares of the Company’s common stock (other than as may be issued to directors for compensation purposes).

Transfer Restrictions; Participation and Registration Rights

For a period of 12 months following the closing, or if earlier upon a change of control of the Company, Silver Lake will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Notes or from converting the Notes into common stock. These restrictions do not apply to, among other exceptions, certain transfers to one or more co-investors within five business days following the closing, transfers or pledges of the Notes, or the satisfaction of obligations related to pledged Notes, in each case in connection with one or more bona fide margin loans, transfers effected pursuant to a merger, consolidation or similar transaction consummated by the Company or transfers in connection with third party tender/exchange offers that are approved by the Board.

During the period from the second to the third anniversary of Closing, Silver Lake will have certain rights to purchase a pro rata portion (based on the number of shares of the Company’s common stock beneficially owned by Silver Lake, and/or any co-investors in connection with a post-closing syndication and their respective affiliates, assuming the conversion of the Notes into the Company’s Class A Common Stock) of any equity securities, or instruments convertible into or exchangeable for any equity securities, in certain proposed offerings by the Company (the “Participation Rights”). Silver Lake’s Participation Rights will not apply in connection with certain excluded transactions, including any acquisitions, strategic partnerships or commercial arrangements entered into by the Company or any equity compensation plans, or underwritten offerings (provided, that, the Company will consult with Silver Lake during certain applicable time periods prior to any such offering,  and if Silver Lake notifies the Company of its desire to participate in the underwritten offering, the Company will either (i) offer Silver Lake the ability to purchase up to its pro rata share of any of the additional securities being offered in a concurrent private placement or (ii) if Silver Lake agrees in writing, direct the underwriters of the underwritten offering to permit Silver Lake to participate in the underwritten offering for up to its pro rata share of the additional securities being offered, in each of cases (i) and (ii), on the same terms and at the same price as offered to the public).

Silver Lake is also entitled to certain registration rights for the Notes and the shares of common stock issuable upon conversion of the Notes, subject to specified limitations.

The foregoing description of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Investment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Wanda Repurchase Agreement

On September 14, 2018, the Company entered into a Stock Repurchase and Cancellation Agreement (the “Stock Repurchase Agreement”) with Wanda Entertainment America, Inc. (“Wanda”), the Company’s controlling shareholder, pursuant to which the Company repurchased 24,057,143 shares of the Company’s Class B Common Stock held by Wanda at a price of $17.50 per share. Additionally, pursuant to the Stock Repurchase Agreement up to 5,666,000 of the shares of the Company’s Class B Common Stock held by Wanda following such repurchase (the “Forfeiture Shares”) are subject to forfeiture and cancellation by the Company from September 14, 2018 until the earlier of the maturity date of the Notes and the date that no Notes are outstanding. The Forfeiture Shares, or a portion thereof depending on the magnitude of the change in the conversion price, will be forfeited to the Company and cancelled in the event that the reset provision contained in the Indenture is triggered on September 14, 2020 and subsequently holders of the Notes convert the Notes, with the entire amount of Forfeiture Shares forfeited and cancelled in the event that the reset provision results in a change in conversion price to the conversion price floor and holders of the Notes subsequently convert the Notes.

The Stock Repurchase Agreement prohibits the Company from, and Wanda from causing the Company to, declare any cash dividend (other than regular quarterly cash dividends in an amount not to exceed $0.20 per share) to holders of the Company’s common stock prior to March 14, 2019, subject to extension to December 31, 2019 upon the occurrence of a ratings downgrade from each of Moody’s and S&P with respect to the Company’s senior unsecured debt, unless an independent committee of the Board approves such dividend.

The Stock Repurchase Agreement also provides that for so long as Silver Lake is entitled to nominate an individual to the Board, Wanda will not vote or exercise its right to consent in favor of any directors that were not previously approved by the Board and proposed on the Company’s slate of directors at any meeting of stockholders of the Company at which any individuals to be elected to the Board are submitted for the consideration and vote of the stockholders of the Company.

The foregoing description of the Stock Repurchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Stock Repurchase Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Right of First Refusal Agreement

On September 14, 2018, the Company, Silver Lake and Wanda entered into a Right of First Refusal Agreement (the “ROFR Agreement”), which provides Silver Lake certain rights to purchase shares of the Company’s common stock that Wanda proposes to sell during a period of two years from the date of execution of the ROFR Agreement or, if earlier, until such time that Wanda and its affiliates cease to beneficially own at least 50.1% of the total voting power of the Company’s voting stock. The right of first refusal applies to both registered and unregistered transfers of shares. Under the ROFR Agreement, in the event that Wanda and its affiliates cease to beneficially own at least 50.1% of the total voting power of the Company’s voting stock, then the Company will have the same right of first refusal over sales of the Company’s common stock by Wanda as described above until the expiration of the two-year period beginning on the date of execution of the ROFR Agreement. In such event, the Company may exercise such right to purchase shares from Wanda from time to time pursuant to the ROFR Agreement in its sole discretion, subject to approval by the disinterested directors of the Board. If the Company determines to exercise its right to purchase shares from Wanda pursuant to the ROFR Agreement, it will have the obligation under the Investment Agreement to offer to sell to Silver Lake a like number of shares of the Company’s Class A Common Stock, at the same per share price at which it purchased the Wanda shares.

The foregoing description of the ROFR Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the ROFR Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 14, 2018, the Company sold $600.0 million principal amount of the Notes in a private placement pursuant to an exemption from the registration requirements of the Securities Act. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by Silver Lake in the Investment Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2018, the Board appointed Mr. Wittlinger to the Board. It is expected that Mr. Wittlinger will serve on all committees of the Board (to the extent permitted pursuant to the independence requirements under applicable laws).

Except for the Investment Agreement, and the transactions contemplated thereby, there are no arrangements or understandings pursuant to which Mr. Wittlinger was appointed to the Board.

In connection with his appointment, Mr. Wittlinger will be entitled to all applicable compensation described under the heading Director Compensation beginning on page 11 of the Company’s proxy statement for its 2018 annual meeting of stockholders, filed with the U.S. Securities and Exchange Commission on April 13, 2018; provided that any compensation in the form of equity awards, or securities convertible into or exchangeable for the Company’s common stock, will be settled in cash. However, it is expected that Mr. Wittlinger will not accept any compensation in connection with his service on the Board. On September 17, 2018, Mr. Wittlinger entered into an indemnification agreement with the Company, on substantially the terms contained in the Company’s standard form, which provides for indemnification of the indemnitee to the full extent allowed by Delaware law.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 14, 2018, in connection with the Investment Agreement and in compliance with The New York Stock Exchange listing requirements, Wanda signed a stockholder consent as the holder of a majority of voting power to approve the issuance of shares underlying the convertible notes and shares that may be purchased pursuant to Silver Lake’s preemptive rights (the “Stockholder Consent”). The Company has agreed to file a preliminary information statement on Schedule 14C relating to the Stockholder Consent with the Securities and Exchange Commission (the “SEC”) within 15 business days of the execution of the Investment Agreement.

Item 8.01 Other Events.

On September 14, 2018, the Board declared a special cash dividend of $1.55 per share of Class A Common Stock and Class B Common Stock payable on September 28, 2018 to its shareholders of record as of September 25, 2018 (the “Special Dividend”).

Forward-Looking Statements.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements and include statements made with respect to the anticipated benefits of the transaction, including on AMC’s results of operations and the price of AMC’s common stock. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: plans and intentions of large investors regarding their respective investments in AMC; liquidity needs of large investors; motion picture production and performance; AMC’s lack of control over distributors of films; intense competition in the geographic areas in which AMC operates; increased use of alternative film delivery methods or other forms of entertainment; shrinking exclusive theatrical release windows; international economic, political, regulatory and other risks; risks and uncertainties relating to AMC’s significant indebtedness; AMC’s ability to execute cost cutting and revenue enhancement initiatives; box office performance; limitations on the availability of capital; risks relating to AMC’s inability to achieve the expected benefits and performance from its recent acquisitions; AMC’s ability to refinance its indebtedness on favorable terms; optimizing AMC’s theatre circuit through construction and the transformation of its existing theatres may be subject to delay and unanticipated costs; failures, unavailability or security breaches of AMC’s information systems; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; AMC’s ability to utilize net operating loss carryforwards to reduce its future tax liability or valuation allowances taken with respect to deferred tax assets; review by antitrust authorities in connection with acquisition opportunities; risks relating to unexpected costs or unknown liabilities relating to recently completed acquisitions; risks relating to the potential dilution of our existing stockholders due to the Notes; risks relating to the incurrence of legal liability including costs associated with recently filed class action lawsuits; general political, social and economic conditions and risks, trends, uncertainties and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 1, 2018, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture by and among AMC Entertainment Holdings, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, dated as of September 14, 2018.

10.1	Investment Agreement by and between AMC Entertainment Holdings, Inc. and Silver Lake Alpine, L.P., dated as of September 14, 2018.

10.2	Stock Repurchase and Cancellation Agreement by and between AMC Entertainment Holdings, Inc. and Wanda America Entertainment, Inc., dated as of September 14, 2018.

10.3	Right of First Refusal Agreement by and among AMC Entertainment Holdings, Inc., Silver Lake Alpine, L.P. and Wanda America Entertainment, Inc., dated as of September 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC Entertainment Holdings, Inc.

/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer

Date: September 20, 2018